EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary(s)
(State or Country of incorporation or organization)	Names under which business is done

Champion Home Builders Co. [Michigan]	Advantage Homes
Titan Homes
Gateway Homes
Summit Crest Homes
Redman Home Builders
Genesis Homes
Genesis Homes of Colorado
Champion Homes of Alabama
Champion Homes of Tennessee

CHB International B.V. [Netherlands]	—

CHB Holdings B.V. [Netherlands]	—

Moduline Industries (Canada) ULC [Alberta, Canada]	New Horizon Homes

SRI Homes ULC [Alberta, Canada]	Regent Home Systems

Shelter Home Systems

Winfield Home Systems

Dynamic Modular Homes Ltd [Alberta, Canada]	—

CBS Monaco Limited [United Kingdom]	—

Calsafe Group (Holdings) Limited [United Kingdom]	—

The Calsafe Group Limited [United Kingdom]	—

Caledonian Building Systems Limited [United Kingdom]	—

Accsys Holdings Limited (UK)	—

ModularUK Building Systems Limited (UK)

Champion Enterprises Management Co. [Michigan]	—

Champion Homes of Boaz, Inc. [Michigan]	—

Star Fleet, Inc.	—

Highland Acquisition Corp. [Michigan]	—

Highland Manufacturing Company, LLC [Minnesota]	—

Homes of Merit, Inc. [Florida]	Redman Homes

New Era Building Systems, Inc. [Michigan]	Carolina Buildings Solutions
Castle Housing of Pennsylvania
New Image Homes
Unique Fabrications

North American Housing Corp. [Michigan]

Redman Homes, Inc. [Delaware]	Champion Homes
Moduline Industries
Genesis Homes
Fortune Homes
Commander Housing
Champion Housing
Dutch Housing
Champion System Built Homes
Dutch Homes
Fortune Housing
Indiana Commercial Solutions
Champion Home Builders
Champion Homes of Oregon
Champion Homes of Richland
Champion Homes of Alabama
Champion Homes of Texas
Summit Crest Homes
Champion Homes of Sanford
Western Homes Corporation [Delaware]	Silvercrest Homes
Genesis Homes

Champion Retail, Inc. [Michigan]	—

San Jose Advantage Homes, Inc.	Advantage Homes

Champion Development Corp. [Michigan]	—

2 wholly-owned subsidiaries of this entity operate in the manufactured housing development business in the United States (none in foreign countries)
Companies not included above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
These are the 2 Champion Development Corp. subsidiaries:
1.	MHCDC, LLC

2.	Covington Estates Limited Partnership
These entities would not in the aggregate constitute a significant subsidiary:
1.	A-1 Champion GP, Inc.

2.	A-1 Liquidating, LP

3.	CFH Liquidating Corp.

4.	Champion Financial Corporation

5.	Champion GP, Inc.

6.	Champion Motor Coach, Inc.

7.	CRH Liquidating Corp.

8.	Fleming County Industries, Inc.

9.	Gateway Acceptance Corp.

10.	Genesis Home Centers, Limited Partnership

11.	GM Liquidating Corp.

12.	HH Liquidating L.P.

13.	HomePride Finance Corp.

14.	Homes of Kentuckiana, LLC

15.	Iseman Corp.

16.	Lamplighter Homes, Inc.

17.	Lemars Investors, Inc. (28%)

18.	Service Contract Corporation

19.	Southern Showcase Finance, Inc.

20.	SSH Liquidating Corp.

21.	TPMH Liquidating Corp.

22.	WM Liquidating Corp.

23.	All the other Champion Development Corp. subsidiaries